Exhibit 5.1
                                                                 August 27, 1997


Lunn Industries, Inc.
1 Garvies Point Road
Glen Cove, New York 11542-2828


                           Lunn Industries, Inc.
                           ---------------------

Gentlemen and Ladies:

                  We have acted as counsel for Lunn Industries, Inc., a Delaware corporation (the "Issuer"), in connection with the filing by the Issuer of a Registration Statement on Form S-4 (Registration No. 333-30009) (the "Registration Statement"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act") 7,068,588 shares (the "Shares") of the common stock, par value $.01 per share of the company (the "Combined Company") resulting from the merger of TPG Holdings, Inc., a Delaware corporation ("TPG") with and into the Issuer, as described in the Registration Statement. The Shares are to be issued pursuant to the terms of the Acquisition Agreement and Plan of Merger dated as of June 6, 1997 between the Issuer and TPG, as amended by the amendment dated August 22, 1997 (the "Merger Agreement"), filed as Exhibit 2.1 and 2.2, respectively, to the Registration Statement.

                  In connection with the foregoing, we have examined, among other things, the Restated Certificate of Incorporation and the By-laws of the Issuer, [minutes of the proceedings of the Issuer's Board of Directors] and examined such other records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of the Certificate of Incorporation of the Issuer, the By-laws of the Issuer, minutes of the proceedings of the Issuer's Board of Directors, and other records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Issuer), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinion, we have relied as to factual matters upon certificates

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Lunn Industries, Inc.
August 27, 1997
Page 2


of public officials and certificates and representations of officers of the Issuer.

                  We have assumed that the Merger Agreement has been duly authorized, executed and delivered by TPG and constitutes a legal, valid and binding agreement of TPG. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance of the Shares.

                  Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares proposed to be issued pursuant to the Registration Statement have been duly authorized and, subject to the Registration Statement becoming effective, upon effectiveness of the Merger and issuance and delivery in accordance with the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

                  This opinion is rendered to the Issuer in connection with the filing of the Registration Statement and for no other purpose. We express no opinion as to the laws of any jurisdiction other than the laws of the United States of America, the State of New York and the General Corporation Law of the State of Delaware.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption
"Legal Matters" in the prospectus which is included in the Registration Statement. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.


                                                     Very truly yours,


                                                     Dechert Price & Rhoads
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